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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997, with respect to the financial statements of MicroSim Corporation included in the Joint Proxy Statement of OrCAD, Inc. and MicroSim Corporation that is made a part of the First
Amendment to the Registration Statement (Form S-4 No. 333-38395) and
Prospectus of OrCAD, Inc. for the registration of 2,428,057 shares of its common stock.

                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP

Orange County, California
December 3, 1997